UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  June 28, 2011

PIONEER POWER SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-155375	27-1347616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parker Plaza 400 Kelby Street, 9th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 867-0700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2011, Pioneer Electrogroup Canada Inc., Pioneer Transformers Ltd., Pioneer Wind Energy Systems Inc., 7834080 Canada Inc. and Bemag Transformer Inc. (collectively, the “Borrowers”), each wholly-owned subsidiaries of Pioneer Power Solutions, Inc. (the “Company”), entered into a Letter Loan Agreement (the “Loan Agreement”) with Bank of Montreal (the “Bank”) that replaced and superseded all of the Borrowers’ previous credit facilities, term sheets and commitment letters with the Bank.  Bemag Transformer Inc. became a party to the Loan Agreement on July 1, 2011, upon the acquisition of all of its capital shares by 7834080 Canada Inc., as described below.  The new credit facilities provided for in the Loan Agreement consist of:

•	a 10.0 million Canadian dollar (CDN$) demand revolving credit facility for financing ongoing operations,

•
a CDN$2.0 million term loan facility with principal repayments becoming due on a five year amortization schedule that is to be used to refinance an existing term loan granted by the Bank to Pioneer Transformers Ltd.,

•
a CDN$10.0 million term loan facility with principal repayments becoming due on a five year amortization schedule that is to be used to provide financial assistance to shareholders (including Pioneer Power Solutions, Inc.) and to finance acquisitions and capital expenditures, including, without limitation, the acquisition of Bemag Transformer Inc. and Vermont Transformers Inc., described below,

•	a CDN$50,000 Corporate MasterCard account for business expenses, and

•	a CDN$1.0 million foreign exchange settlement risk facility to hedge against foreign exchange risk.

The credit facilities are secured by a first-ranking lien in the amount of approximately CDN$25 million on all of the present and future movable and immovable property of the Borrowers and Bernard Granby Realty Inc. (“Granby”), except for the immovable property of Granby located at 612 Bernard Road, Granby, Quebec. The credit facilities are also cross guaranteed by the Borrowers and Granby.

The credit facilities require Pioneer Electrogroup Canada Inc. to comply with various financial covenants, including maintaining a minimum fixed charge coverage ratio of 1.25 and a maximum funded debt to EBITDA ratio of 2.75 and limiting funded debt to less than 60% of capitalization.  The credit facilities also restrict the ability of the Borrowers to, among other things, (i) provide any financial assistance to any person, including affiliates, in an aggregate amount exceeding CDN$5.0 million or (ii) to make distributions in an aggregate amount exceeding 50% of Pioneer Electrogroup Canada Inc.’s previous year’s net income.  The demand revolving credit facility is subject to margin criteria and borrowings bear interest at the bank’s prime rate plus 0.50% per annum on amounts borrowed in Canadian dollars, or the U.S. base rate plus 0.50% per annum or LIBOR plus 2.00% per annum on amounts borrowed in U.S. dollars.  Borrowings under the CDN$2.0 million term loan facility bear interest at the bank’s prime rate plus 1.00% per annum.  Borrowings under the CDN$10.0 million term loan facility bear interest at the following rates: if the funded debt to EBITDA ratio is equal or greater than 2.00, the bank’s prime rate plus 1.25% per annum on amounts borrowed in Canadian dollars, or the U.S. base rate plus 1.25% per annum or LIBOR plus 2.50% per annum on amounts borrowed in U.S. dollars; or, if the funded debt to EBITDA ratio is less than 2.00, the bank’s prime rate plus 1.00% per annum on amounts borrowed in Canadian dollars, or the U.S. base rate plus 1.00% per annum or LIBOR plus 2.25% per annum on amounts borrowed in U.S. dollars.  In addition, the CDN$10.0 million term loan facility is subject to a standby fee, which is calculated monthly using the unused portion of the facility at either 0.625% per annum if the funded debt to EBITDA ratio is equal to or greater than 2.00 or 0.5625% per annum if the funded debt to EBITDA ratio is less than 2.00.

As of July 5, 2011, the Borrowers were in compliance with their financial covenant requirements.

Repayment of amounts outstanding under the credit facilities may be accelerated upon an event of default. Events of default include failure to pay principal and interest when due, representations and warranties being materially incorrect, breach of covenants and security undertakings, the occurrence of a material adverse change, failure to comply with the terms of other financing agreements of a Borrower (with notice and cure periods as applicable), cross-default to material obligations of a Borrower, bankruptcy or insolvency of any Borrower or guarantor, a change of ownership either directly or indirectly, a judgment against the Borrowers of greater than CDN$200,000 or a change in control of any Borrower.

A copy of the Loan Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.  The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 1, 2011, 7834080 Canada Inc. (the “Purchaser”), an indirect wholly-owned subsidiary of the Company, completed its acquisition of all of the capital shares of Bemag Transformer Inc. (“Bemag”).  Pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated as of May 13, 2011, among the Purchaser and Fiducie Familiale Mazoyer, Bon-Ange Inc. and Gilles Mazoyer (the “Sellers”), as amended on June 30, 2011, the owners of all of the capital shares of Bemag, the Purchaser acquired all capital shares of Bemag for CDN$6,391,087. In addition, the acquisition is subject to a post-closing purchase price adjustment (upwards or downwards), determined by calculating the difference between the adjusted net equity of Bemag on the closing date against a benchmark value of CDN$3,300,000, with any excess above the benchmark value being paid to the Sellers and any shortfall below the benchmark value being returned to the Purchaser. As a result of the acquisition, Bemag is now a wholly-owned subsidiary of the Purchaser.

As conditions to the closing of the Purchase Agreement, Bemag entered into an employment agreement with Christian Roberge, a license agreement with Mr. Mazoyer for a license for certain automated production technology and a lease agreement with Mr. Mazoyer for certain office and other space for use by Bemag.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is incorporated herein by reference as Exhibit 10.2. and the Amendment Agreement, dated June 30, 2011, between the Purchaser, Bemag and the Sellers, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

On July 1, 2011, the Purchaser also entered into an Equipment Purchase Agreement (the “Equipment Agreement”) with Vermont Transformers, Inc. (“Vermont Transformers”), GCEFF Inc. and Gilles Mazoyer, pursuant to which the Purchaser acquired, on such date, all of the equipment used by Vermont Transformers in the operation of its business in exchange for $1,600,000. Pursuant to the Equipment Agreement, all of the equipment was sold to the Purchaser as is, with all faults. The Equipment Agreement also contained customary representations and warranties that survive the closing for a period of three years. As previously disclosed in the Company’s Current Report on Form 8-K, filed on May 19, 2011, Vermont Transformers is an affiliate of Bemag.

The foregoing description of the Equipment Agreement does not purport to be complete and is qualified in its entirety by reference to the Equipment Agreement, which is incorporated herein by reference as Exhibit 10.4.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 5, 2011, the Company issued a press release announcing the closing of the purchase of the capital shares of Bemag and equipment of Vermont Transformers disclosed in Item 2.01 above. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Letter Loan Agreement dated as of June 28, 2011 among Pioneer Electrogroup Canada Inc., Pioneer Transformers Ltd., Pioneer Wind Energy Systems Inc. and Bemag Transformer Inc., as Borrowers, and Bank of Montreal, as lender.

10.2
Share Purchase Agreement, dated May 13, 2011, by and among Fiducie Familiale Mazoyer, Bon-Ange Inc., Gilles Mazoyer and 7834080 Canada Inc. (incorporated by reference to Exhibit 10.1 to Pioneer Power Solution Inc.’s Current Report on Form 8-K, filed on May 19, 2011).

10.3	Amendment Agreement, dated June 30, 2011, between Fiducie Familiale Mazoyer, Bon-Ange Inc., Gilles Mazoyer and 7834080 Canada Inc.

10.4	Equipment Purchase Agreement, dated July 1, 2011, between Vermont Transformers Inc., GCEFF Inc., Gilles Mazoyer and 7834080 Canada Inc.

99.1	Press release dated July 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, INC.

Dated: July 5, 2011	By:	/s/ Andrew Minkow
Name: Andrew Minkow
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Letter Loan Agreement dated as of June 28, 2011 among Pioneer Electrogroup Canada Inc., Pioneer Transformers Ltd., Pioneer Wind Energy Systems Inc. and Bemag Transformer Inc., as Borrowers, and Bank of Montreal, as lender.

10.2
Share Purchase Agreement, dated May 13, 2011, by and among Fiducie Familiale Mazoyer, Bon-Ange Inc., Gilles Mazoyer and 7834080 Canada Inc. (incorporated by reference to Exhibit 10.1 to Pioneer Power Solution Inc.’s Current Report on Form 8-K, filed on May 19, 2011).

10.3	Amendment Agreement, dated June 30, 2011, between Fiducie Familiale Mazoyer, Bon-Ange Inc., Gilles Mazoyer and 7834080 Canada Inc.

10.4	Equipment Purchase Agreement, dated July 1, 2011, between Vermont Transformers Inc., GCEFF Inc., Gilles Mazoyer and 7834080 Canada Inc.

99.1	Press release dated July 5, 2011.